EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AboveNet, Inc.
360 Hamilton Avenue
White Plains, NY  10601

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 16, 2010, relating to the consolidated financial statements, the effectiveness of AboveNet, Inc.’s internal control over financial reporting and schedule of AboveNet, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ BDO USA, LLP (formerly known as BDO Seidman, LLP)
New York, New York

January 4, 2011